Exhibit 99.1

AVANGRID Reports Fourth Quarter and Full Year 2018 Earnings Results and Provides 2019 Earnings Outlook

•	4Q ’18 consolidated U.S. GAAP net income of $119 million, or $0.38 per share; consolidated non-U.S. GAAP adjusted net income of $173 million, or $0.56 per share

•	FY ’18 consolidated U.S. GAAP net income of $595 million, or $1.92 per share; consolidated non-U.S. GAAP adjusted net income of $684 million, or $2.21 per share

•	2019 consolidated earnings per share outlook of $2.18-$2.33 on a U.S. GAAP and $2.25-$2.40 on a non-U.S. GAAP adjusted basis

(Orange, CT – February 19, 2019) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $119 million, or $0.38 per share, for the fourth quarter ended December 31, 2018, compared to a net loss of $77 million, or $0.25 per share, for the same period in 2017. For the full year ended December 31, 2018, consolidated net income was $595 million, or $1.92 per share, compared to $381 million, or $1.23 per share, for the full year in 2017.

Excluding the Gas Storage and Trading businesses and certain losses related to its sale, restructuring charges, Tax Act-related adjustments, mark-to-market adjustments, and other adjustments in Renewables, non-U.S. GAAP consolidated adjusted net income was $173 million, or $0.56 per share, for the quarter ended December 31, 2018, compared to $188 million, or $0.61 per share, for the same period in 2017. For the full year ended December 31, 2018, non-U.S. GAAP consolidated adjusted net income was $684 million, or $2.21 per share, compared to $682 million, or $2.20 per share in 2017.

“2018 was an excellent year for AVANGRID in terms of executing on our strategic plan, but challenging from an earnings perspective,” commented James P. Torgerson, chief executive officer of AVANGRID. “Minor storms and storm-related impacts, lower than expected wind resource and start-up and transmission interruptions at two of our new wind farms negatively affected our 2018 financial performance. We met these challenges head-on by managing our operating costs to partially mitigate earnings setbacks.”

“Our two New England clean energy strategic projects are advancing and remain on track,” added Torgerson. “Vineyard Wind, our 800 MW offshore wind farm in a joint-venture with Copenhagen Infrastructure Partners, and the NECEC transmission project are both making progress on key approvals and permits and we continue to expect to begin construction in late 2019.”

“For 2019, we are looking to achieve our growth objectives, deliver efficiencies in all areas of the company and address the issues that impacted our results in 2018, ensuring we remain on the path to achieving best-in-class service, safety, reliability and financial performance and rank among the elite companies in our industry.”

Net income and earnings per share for the fourth quarter and full year of 2018 and 2017 on a U.S. GAAP basis and a non-U.S. GAAP adjusted basis are set forth below:

	GAAP Net Income (Loss) - $M
	Three Months ended December 31,			Year ended December 31,
	2018	2017	‘18 vs ‘17	2018	2017	‘18 vs ‘17
Networks	$103	$124	$(20)	$478	$496	$(18)
Renewables	7	218	(210)	148	333	(185)
Corporate	8	53	(46)	(12)	60	(72)
Gas Storage	1	(472)	473	(19)	(508)	489

Net Income	$119	$(77)	$196	$595	$381	$214

	GAAP Earnings (Loss) Per Share
	Three Months ended December 31,			Year ended December 31,
	2018	2017	‘18 vs ‘17	2018	2017	‘18 vs ‘17
Networks	$0.33	$0.40	$(0.07)	$1.54	$1.60	$(0.06)
Renewables	0.02	0.70	(0.68)	0.48	1.07	(0.60)
Corporate	0.02	0.17	(0.15)	(0.04)	0.19	(0.23)
Gas Storage	0.00	(1.53)	1.53	(0.06)	(1.64)	1.58

Earnings Per Share	$0.38	$(0.25)	$0.63	$1.92	$1.23	$0.69

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three Months ended December 31,			Year ended December 31,
	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17
Networks	$110	$133	$(23)	$486	$507	$(21)
Renewables	37	6	31	185	120	65
Corporate	26	49	(23)	13	55	(42)

Adjusted Net Income	$173	$188	$(14)	$684	$682	$2

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended December 31,			Year ended December 31,
	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17
Networks	$0.35	$0.43	$(0.07)	$1.57	$1.64	$(0.07)
Renewables	0.12	0.02	0.10	0.60	0.39	0.21
Corporate	0.08	0.16	(0.07)	0.04	0.18	(0.13)

Adjusted Earnings Per Share	$0.56	$0.61	$(0.05)	$2.21	$2.20	$0.01

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

The following results for AVANGRID’s business segments are reported in U.S. GAAP.

Avangrid Networks

For the fourth quarter 2018, Avangrid Networks earned $103 million, or $0.33 per share, compared to $124 million, or $0.40 per share, for the same period in 2017. Earnings for the full year 2018 were $478 million, or $1.54 per share, compared to $496 million, or $1.60 per share, for the same period in 2017. Earnings for the fourth quarter and full year 2018 compared to 2017 benefited primarily from the implementation of the multi-year rate plans and lower restructuring charges, which were more than offset by non-deferrable storm-related costs (minor storms and related impacts), increased depreciation expenses, the absence of performance incentives which expired in 2017 and higher tax sharing adjustments (partially offset in Corporate).

Networks adjusted earnings for the fourth quarter 2018 were $110 million, or $0.35 per share, compared to $133 million, or $0.43 per share, for the same period in 2017. Adjusted earnings for the full year 2018 were $486 million, or $1.57 per share, compared to $507 million, or $1.64 per share in 2017.

Avangrid Renewables

For the fourth quarter 2018, Avangrid Renewables earned $7 million, or $0.02 per share, compared to $218 million, or $0.70 per share, for the same period in 2017. Earnings for the full year 2018 were $148 million, or $0.48 per share, compared to $333 million, or $1.07 per share, for the same period in 2017. Earnings for the fourth quarter and full year 2017 compared to the same periods in 2018 reflect tax reform measurements of a $301 million benefit and $16 million expense, respectively. Earnings for the fourth quarter compared to the same period in 2017 benefited from increased wind generation from new capacity (although below expectations), and income from the sale of projects in development and the absence of an impairment of an equity method investment recorded in 2017, partially offset by expiring tax credits. Adjusted earnings for the fourth quarter 2018 were $37 million, or $0.12 per share, compared to $6 million or $0.02 per share, for the same period in 2017.

Earnings for the full year 2018 benefited from increased wind generation from new capacity (although below expectations), income from the settlement of a counterparty bankruptcy proceeding, recovery of bad debt and revenues from a disputed contract, the sale of transmission rights and income from the sale of projects in development. These benefits were partially offset by the impact of start-up issues at two new wind farms during the second quarter 2018. Adjusted earnings for the full year 2018 were $185 million, or $0.60 per share, compared to $120 million, or $0.39 per share in 2017.

Corporate

For the fourth quarter 2018, Corporate earned net income of $8 million, or $0.02 per share, compared to $53 million, or $0.17 per share, for the same period in 2017. For the full year 2018, Corporate incurred a net loss of $12 million, or $0.04 per share, compared to net income of $60 million, or $0.19 per share, in 2017. Earnings for the fourth quarter and full year 2018 compared to the same period in 2017 reflect tax sharing adjustments (mentioned above in Networks), additional finance expenses associated with new long-term debt issued in November 2017, the elimination of intercompany interest income from the Gas Storage and Trading Businesses in 2018 and the absence of a unitary tax benefit driven by the sale of the Gas Storage and Trading Businesses recorded in the fourth quarter 2017.

Adjusted earnings for the fourth quarter 2018 were $26 million, or $0.08 per share, compared to $49 million, or $0.16 per share, for the same period in 2017. For the full year 2018, adjusted earnings for were $13 million, or $0.04 per share, compared to $55 million, or $0.18 per share in 2017.

Gas Storage and Trading

The sales of the Gas Storage and Trading and businesses were completed on May 1 and March 1 2018, respectively. For the fourth quarter 2018, Gas Storage and Trading reported net income of $1 million, compared to a net loss of $472 million, or $1.53 per share, for the same period in 2017. For the full year 2018, Gas Storage and Trading incurred a net loss of $19 million, or $0.06 per share, compared to net loss of $508 million, or $1.64 per share, compared to the full year 2017.

Outlook

AVANGRID’s U.S. GAAP consolidated earnings outlook and adjusted non-U.S. GAAP consolidated earnings outlook for 2019 are projected to be $2.18-$2.33 per share and $2.25-$2.40 per share, respectively. AVANGRID believes the adjusted consolidated earnings outlook is useful in understanding and evaluating actual and projected financial performance of the company. Details of the earnings components of the outlook are summarized as follows, including reconciliations to the U.S. GAAP earnings outlook for 2019 to the adjusted non-U.S. GAAP consolidated earnings outlook.

Details of the earnings components are as follows:

Outlook - Estimated EPS

	U.S. GAAP(1)	Non-U.S. GAAP Adjusted
Networks	$1.75 - $1.88	$1.75 - $1.88
Renewables	$0.45 - $0.53	$0.52 - $0.60
Corporate	($0.08) - ($0.02)	($0.08) - ($0.02)
EPS	$2.18 - $2.33	$2.25 - $2.40

(1)	Includes the MtM portion asset or liability that will be realized in ‘19 & an estimate of accelerated depreciation on repowering

Amounts may not add due to rounding; Estimates are not expected to be additive.

Assumes approx. 309.5 million shares outstanding

•	Earning allowed returns at the utilities through best practices & cost management

•	Addresses cost recovery mechanisms for minor storms in rate requests, implementing operational improvements and investing in storm resiliency

•	FERC ROE decision approving current proposal

•	Revised wind forecast from 2011-2014 average to life-to-date average

•	Potential sale and/or partnership sale of projects

•	Conducting mid-period assessment of Forward 2020+ plan to achieve best in class objectives

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing fourth quarter and full year 2018 earnings tomorrow, Wednesday, February 20th beginning at 9:00 A.M. Eastern time. The webcast will feature a presentation from Avangrid’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the Investor Relations’ section of Avangrid’s website at www.avangrid.com.

In addition, AVANGRID will host a meeting for the investor community on Tuesday, February 26, 2019 in New York beginning at 9:00 A.M. Eastern time. AVANGRID’s Executive team will present an update of AVANGRID’s Long-term Outlook followed by a question and answer session. The audio-webcast can also be accessed through the Investor Relations’ section of Avangrid’s website at www.avangrid.com

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $32 billion in assets and operations in 24 U.S. states. AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving 3.2 million customers in New York and New England. Avangrid Renewables owns and operates 7.2 gigawatts of electricity capacity, primarily through wind power, with a presence in 22 states across the United States.
AVANGRID supports the achievement of the Sustainable Development Goals approved by the member states of the United Nations, and earned the Compliance Leader Verification, a third party verification of its ethics and compliance program certification, from Ethisphere Institute. AVANGRID employs approximately 6,500 people. For more information, visit www.avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Zsoka McDonald 203-499-3809

Forward Looking Statements

Forward Looking Statements: This news release contains a number of forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “future,” “would,” “could,” “can,” “expect(s,)” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),”“assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)”“can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the reasonable current beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: our future financial performance, anticipated liquidity and capital expenditures; actions or inactions of local, state or federal regulatory agencies; success in retaining or recruiting our officers, key employees or directors; changes in levels or timing of capital expenditures; adverse developments in general market, business, economic, labor, regulatory and political conditions; fluctuations in weather patterns; technological developments; the impact of any cyber-breaches, grid disturbances, acts of war or terrorism or natural disasters; the impact of any change to applicable laws and regulations affecting operations, including those relating to environmental and climate change, taxes, price controls, regulatory approvals and permitting; and other presently unknown or unforeseen factors. Additional risks and uncertainties are set forth under the “Risk Factors” in the AVANGRID, Inc. Annual Report on Form 10-K for the year ended December 31, 2017, and the AVANGRID, Inc. Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, which are on file with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, AVANGRID considers certain non-GAAP financial measures that are not prepared in accordance with U.S. GAAP, including adjusted net income and EPS. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries because it eliminates the impact of financing and certain non-cash charges as well as allow for an evaluation of AVANGRID with a focus on the performance of its core operations. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We provide adjusted net income and adjusted earnings per share, which are adjusted to reflect the effect of mark-to-market changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, adjustments for the non-core Gas Storage and Trading businesses including certain losses related to the sale of such businesses, restructuring charges primarily associated with reorganizing to better align our people resources with business demands and priorities as part of the Forward 2020+ program, impact from measurement of deferred income tax balances as a result of the Tax Act enacted by the U.S. federal government on December 22, 2017, impact of accelerated depreciation on the repowering of certain Renewables assets and the impairment of equity method investments. We believe that presenting these non-GAAP financial measures is useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also provide adjusted EPS, which is adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
($M)	2018	2017	2018	2017
Operating Revenues	$1,665	$1,533	$6,478	$5,963

Operating Expenses
Purchased power, natural gas and fuel used	456	381	1,653	1,338
Loss from assets held for sale	—	642	16	642
Operations and maintenance	614	545	2,248	2,091
Depreciation and amortization	211	216	855	824
Taxes other than income taxes	135	141	579	563

Total Operating Expenses	1,416	1,925	5,351	5,458

Operating Income	249	(392)	1,127	505

Other Income and (Expense)
Other expense	(9)	(10)	(66)	(62)
Earnings from equity method investments	2	(43)	10	(40)
Interest expense, net of capitalization	(84)	(70)	(303)	(280)

Income Before Income Tax	158	(515)	768	123

Income tax expense	42	(438)	170	(259)

Net Income	116	(77)	598	382

Less: Net (loss) income attributable to noncontrolling interests	(3)	—	3	1

Net Income Attributable to Avangrid, Inc.	$119	$(77)	$595	$381

Earnings per Common Share, Basic:	$0.79	$(0.25)	$1.92	$1.23

Earnings per Common Share, Diluted:	$0.79	$(0.25)	$1.92	$1.23

Weighted-average Number of Common Shares Outstanding (M):
Basic	309.5	309.5	309.5	309.5
Diluted	309.7	309.7	309.7	309.7

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
($M)	2018	2017
ASSETS
Current assets	$1,963	$2,260
Net property, plant & equipment in service	21,849	21,244
Total property, plant & equipment	23,459	22,669
Regulatory assets	2,646	2,738
Goodwill	3,127	3,127
Other assets	972	877

Total Assets	$32,167	$31,671

LIABILITIES AND EQUITY
Current liabilities	3,004	3,114
Regulatory liabilities	3,223	3,252
Other non-current liabilities	5,169	5,013
Non-current debt	5,368	5,196

Total Liabilities	16,764	16,575

EQUITY
Common stock	3	3
Additional paid-in-capital	13,657	13,653
Treasury stock	(12)	(8)
Retained earnings	1,528	1,475
Accumulated other comprehensive loss	(72)	(46)

Total Stockholders’ Equity	15,104	15,077

Noncontrolling interests	299	19
Total Equity	15,403	15,096

Total Liabilities & Equity	$32,167	$31,671

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	AVANGRID CONS
	Year ended
	December 31,
$M	2018	2017
Cash Flow from Operating Activities:
Net income	$598	$382

Net Cash Provided by Operating Activities	1,791	1,763

Cash Flow from Investing Activities:
Capital expenditures	(1,787)	(2,416)
Contributions in aid of construction	60	57
Proceeds from sale of assets	186	12
Proceeds from sale of property, plant and equipment	18	—
Cash distribution from equity method investments	4	4
Receipts from (payments to) affiliates	—	—
Other investments and equity method investments, net	(45)	2

Net Cash Used in Investing Activities	(1,564)	(2,341)

Cash Flow from Financing Activities:
Contribution from parent	—	—
Non-current note issuance	597	888
Repayments of non-current debt	(217)	(305)
(Repayments) receipts of other short-term debt, net	(201)	625
Payments on tax equity financing arrangements	—	(113)
Repayments of capital leases	(13)	(33)
Repurchase of common stock	(4)	(3)
Issuance of common stock	(2)	(1)
Distributions to noncontrolling interests	(76)	—
Contributions from noncontrolling interests	223	5
Dividends paid	(537)	(535)

Net Cash (Used in) Provided by Financing Activities	(230)	528

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(3)	(50)

Cash, Cash Equivalents and Restricted Cash, beginning of period	46	96

Cash, Cash Equivalents and Restricted Cash, end of period	$43	$46

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended December 31,			Year ended December 31,
	2018	2017	‘18 vs ‘17	2018	2017	‘18 vs ‘17
Networks	$103	$124	$(20)	$478	$496	$(18)
Renewables	7	218	(210)	148	333	(185)
Corporate	8	53	(46)	(12)	60	(72)
Gas Storage	1	(472)	473	(19)	(508)	489

Net Income	$119	$(77)	$196	$595	$381	$214
Adjustments:
Restructuring charges	2	18	(16)	4	20	(16)
Mark-to-market adjustments - Renewables	16	17	(1)	25	15	10
Loss from held for sale measurement	—	642	(642)	16	642	(627)
Accelerated depreciation from repowering	3	—	3	3	—	3
Impairment of equity method investment	—	49	(49)	—	49	(49)
Impact of the Tax Act	40	(328)	367	46	(328)	374
Income tax impact of adjustments*	(5)	(162)	157	6	(162)	169
Gas Storage, net of tax	(1)	29	(29)	(11)	64	(75)

Adjusted Net Income	$173	$188	$(14)	$684	$682	$2

*

2018: Income tax impact of adjustments: $(6.6)M from mark-to-market (MtM) adjustment and $(0.7)M from accelerated depreciation - Renewables, $(1.1)M from restructuring charges - Networks, $14.4M from loss from held for sale measurement - Gas.

*

2017: Income tax impact of adjustments: $(5)M from mark-to-market adjustment, $(13)M from other than temporary impairment (OTTI) on equity method investment - Renewables, $(8)M from restructuring charges - Networks, $(179)M from loss from held for sale measurement - Gas, $43 million from adjustment to unitary income taxes at Renewables as a result of expected future sale of Gas.

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three Months ended December 31,			Year ended December 31,
	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17
Networks	$110	$133	$(23)	$486	$507	$(21)
Renewables	37	6	31	185	120	65
Corporate	26	49	(23)	13	55	(42)

Adjusted Net Income	$173	$188	$(14)	$684	$682	$2

Avangrid, Inc.

Reconciliation of Adjusted Non-GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended December 31,			Year ended December 31,
	2018	2017	‘18 vs ‘17	2018	2017	‘18 vs ‘17
Networks	$0.33	$0.40	$(0.07)	$1.54	$1.60	$(0.06)
Renewables	0.02	0.70	(0.68)	0.48	1.07	(0.60)
Corporate	0.02	0.17	(0.15)	(0.04)	0.19	(0.23)
Gas Storage	0.00	(1.53)	1.53	(0.06)	(1.64)	1.58

Earnings Per Share	$0.38	$(0.25)	$0.63	$1.92	$1.23	$0.69
Adjustments:
Restructuring charges	0.01	0.06	(0.05)	0.01	0.07	(0.05)
Mark-to-market adjustments - Renewables	0.05	0.05	(0.00)	0.08	0.05	0.03
Loss from held for sale measurement	—	2.08	(2.08)	0.05	2.08	(2.02)
Accelerated depreciation from repowering	0.01	—		0.01	—	0.01
Impairment of equity method investment	—	0.16	(0.16)	—	0.16	(0.16)
Impact of the Tax Act	0.13	(1.06)	1.19	0.15	(1.06)	1.21
Income tax impact of adjustments*	(0.02)	(0.52)	0.51	0.02	(0.52)	0.54
Gas Storage, net of tax	(0.00)	0.09	(0.09)	(0.04)	0.21	(0.24)

Adjusted Earnings Per Share	$0.56	$0.61	$(0.05)	$2.21	$2.20	$0.01

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

*	2018: EPS Income tax impact of adjustments: $(0.02) from mark-to-market (MtM) adjustment - Renewables, $(0.01) from restructuring charges - Networks, $0.05 from loss from held for sale measurement.
*

2017: EPS Income tax impact of adjustments: $(0.01) from mark-to-market adjustment, $(0.04) from other than temporary impairment (OTTI) on equity method investment - Renewables and $(0.03) from restructuring charges - Networks, $(0.58) from loss from held for sale measurement, $0.14 from adjustment to unitary income taxes at Renewables as a result of expected future sale of Gas.

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended December 31,			Year ended December 31,
	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17
Networks	$0.35	$0.43	$(0.07)	$1.57	$1.64	$(0.07)
Renewables	0.12	0.02	0.10	0.60	0.39	0.21
Corporate	0.08	0.16	(0.07)	0.04	0.18	(0.13)

Adjusted Earnings Per Share	$0.56	$0.61	$(0.05)	$2.21	$2.20	$0.01

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding